                                                                      Exhibit 11

                SOUTHERN NATIONAL CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE

                         For the Periods as Indicated

                                                           For the Three Months                        For the Six Months
                                                              Ended June 30,                              Ended June 30,
                                                --------------------------------------      ------------------------------------
                                                       1996                  1995                  1996               1995
                                                ----------------      ----------------       ---------------      --------------
                                                                    (Dollars in thousands, except per share data)
Primary Earnings Per Share:
   Weighted average number of common shares
    outstanding during the period                  103,472,102           102,498,387          102,188,289          102,350,232

   Add-
     Dilutive effect of outstanding options
      (as determined by application of treasury
      stock method)                                  1,521,628             1,025,414            1,510,049              992,186
     Issuance of additional shares under share
      repurchase agreement, contingent upon
      market price                                     156,320                    --              142,578                   --
                                                ----------------      ----------------       ---------------      --------------
   Weighted average number of common shares,
    as adjusted                                    105,150,050           103,523,801          103,840,916          103,342,418
                                                ================      ================       ===============      ==============
   Net income                                   $       73,917        $       57,908         $    143,527         $     45,563

   Less - Preferred dividend requirement                    --                 1,289                  610                2,588
                                                ----------------      ----------------       ---------------      --------------
   Income available for common shares           $       73,917        $       56,619         $    142,917         $     42,975
                                                ================      ================       ===============      ==============
   Primary earnings per share                   $          .70        $          .55         $       1.38         $        .42
                                                ================      ================       ===============      ==============

Fully Diluted Earnings Per Share:
   Weighted average number of common shares
    outstanding during the period                  103,472,102           102,498,387          102,188,289          102,350,232

   Add-
      Shares issuable assuming conversion of
       convertible preferred stock                          --             4,525,723            1,887,620            4,536,917
      Dilutive effect of outstanding options
       (as determined by application of
       treasury stock method)                        1,807,865             1,261,944            1,819,658            1,286,528
      Issuance of additional shares under
       share repurchase agreement, contingent
       upon market price                               156,320                    --              142,578                   --
      Shares issuable assuming conversion of
       convertible debentures                               --               488,852                   --              492,252
                                                ----------------      ----------------       ---------------      --------------
   Weighted average number of common shares,
    as adjusted                                    105,436,287           108,774,906          106,038,145          108,665,929
                                                ================      ================       ===============      ==============

   Net income                                   $       73,917        $       57,908         $    143,527         $     45,563
   Add - After tax interest expense and
    amortization of issue costs applicable                  --                    81                   --                  162
    to convertible debentures                    ---------------      ----------------       ---------------      --------------
   Net income, as adjusted                       $      73,197        $       57,989         $    143,527         $     45,725
                                                 ===============      ================       ===============      ==============
   Fully diluted earnings per share              $         .70        $          .53         $       1.35         $        .42
                                                 ===============      ================       ===============      ==============


- -------------------
